Investor Contact:

Media Contact:

Emma Jo Kauffman

Andrea Turner

615-855-5525

615-855-5209

DOLLAR GENERAL REPORTS THIRD QUARTER EPS OF $0.23

GOODLETTSVILLE, Tenn. – December 4, 2003 – Dollar General Corporation (NYSE: DG) today reported net income for the third quarter of fiscal 2003 of $77.9 million, or $0.23 per diluted share, compared to $68.6 million, or $0.20 per diluted share, in the third quarter of fiscal 2002, an increase of 13.6 percent. Excluding restatement-related items from the prior year’s results, net income in the quarter increased 46.3 percent when compared against net income of $53.2 million, or $0.16 per diluted share, in 2002.  In the third quarter of 2002, the Company recorded approximately $24.3 million of net restatement-related pre-tax income, primarily from insurance proceeds.

Net sales during the third quarter of 2003 increased 12.5 percent to $1.69 billion compared to $1.50 billion in the third quarter of 2002.  The increase resulted primarily from 577 net new stores and a same-store sales increase of 3.8 percent.

Gross profit during the quarter was $516.9 million, or 30.7 percent of sales, versus $428.6 million, or 28.6 percent of sales, in the prior year. The increase in the gross margin rate as a percent to sales is attributable to higher average markup on inventories, a decrease in distribution and transportation expenses as a percentage of sales, a decrease in the Company’s provision for inventory shrinkage, strong sales of high margin seasonal inventories and a $7.8 million favorable non-recurring inventory adjustment primarily representing a change in the Company’s estimated provision for inventory shrinkage. The non-recurring adjustment resulted from using an improved inventory ownership estimate due to the implementation, for financial reporting purposes, of an item level perpetual inventory system. The Company reiterated that it anticipates a challenging gross margin rate comparison versus last year’s performance in its fourth quarter, which ends on January 30, 2004.

Selling, general and administrative expenses (“SG&A”) for the quarter were $385.6 million, or 22.9 percent of sales, in the current year, versus $335.2 million, or 22.4 percent of sales, in the prior year. The increase in SG&A as a percent to sales is primarily due to increases in workers’ compensation and general liability costs, store training expenses, and the accrual for bonuses.

Net interest expense during the current year period decreased by 30.9 percent to $8.0 million in the current year quarter compared to $11.5 million in the prior year.  The decrease is primarily attributable to lower average debt outstanding in the current year quarter. The Company had $285.7 million in debt outstanding at October 31, 2003, compared to $518.3 million at November 1, 2002.

For the 39-week year-to-date period, net income was $198.2 million in fiscal 2003, or $0.59 per diluted share, compared to $156.9 million, or $0.47 per diluted share, in the comparable prior year period, an increase of 26.3 percent. Excluding net restatement-related items from both years, year-to-date net income increased 40.1 percent to $198.4 million, or $0.59 per diluted share, in fiscal 2003 compared to net income of $141.6 million, or $0.42 per diluted share, in the comparable prior year period. Year-to-date net sales increased 13.0 percent, including a same-store sales increase of 4.3 percent.

Return on invested capital for the trailing year increased to 13.8 percent from 12.6 percent in the previous year. Excluding restatement-related items, return on invested capital for the trailing year increased to 13.9 percent from 12.4 percent in the previous year. Return on assets for the trailing year increased to 12.7 percent from 10.3 percent in the previous year. Excluding restatement-related items, return on assets for the trailing year increased to 12.8 percent from 10.0 percent in the previous year.

Conference Call

The Company will host a conference call on Thursday, December 4, 2003, at 10 a.m. ET to discuss the quarter’s results.  The security code for the conference call is “Dollar General.”  If you wish to participate, please call 334-260-2280 at least 10 minutes before the conference call is scheduled to begin.  A webcast of the call can also be accessed live on Dollar General’s Web site at www.dollargeneral.com by clicking on the home page spotlight item. A replay of the conference call will be available until 5 p.m. ET on Thursday, December 18, online or by calling 334-323-7226.  The access code for the replay is 40954 and the pass code is 86362.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 6,709 neighborhood stores in 27 states as of November 28, 2003.  Dollar General stores offer convenience and value to customers, by providing consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices.

Non-GAAP Disclosures

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”), including net income, diluted earnings per share, SG&A expenses, operating profit margin, return on assets and return on invested capital, excluding restatement-related items. The Company includes these non-GAAP financial measures in order to indicate more clearly for investors the Company’s comparative year-to-year operating results. The Compensation Committee of the Company’s Board of Directors may use portions of this information for compensation purposes to ensure that employees are not inappropriately penalized or rewarded as a result of unusual items affecting the Company’s financial statements. Management may also use this information to better understand the Company’s underlying operating results. In addition, the return on invested capital, included in this release, may be considered a non-GAAP financial measure.  Management believes that return on invested capital provides investors with additional useful information for evaluating the efficiency of the Company’s capital deployed in its operations. None of this information should be considered a substitute for any measures derived in accordance with GAAP. The Company has included its calculation of return on invested capital and reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Information

This press release may contain forward-looking information, such as information regarding gross margin rate expectations. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will likely result," or "will continue" and similar expressions generally identify forward-looking statements. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate and, therefore, actual results may differ materially from those projected by, or implied in, the forward-looking statements. The factors that may result in actual results differing from such forward-looking information, include, but are not limited to: the Company's ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); transportation and distribution delays or interruptions; the impact on transportation costs from the “driver hours of service” regulations adopted by the Federal Motor Carriers Safety Administration, which are scheduled to become effective on January 4, 2004;  the Company's ability to negotiate effectively the cost and purchase of merchandise; inventory risks due to shifts in market demand; changes in product mix; interruptions in suppliers' businesses; costs and potential problems and interruptions associated with implementation of new or upgraded systems and technology; fuel price and interest rate fluctuations; a deterioration in general economic conditions caused by acts of war or terrorism; temporary changes in demand due to weather patterns; seasonality of the Company's business; delays associated with building, opening and operating new stores; delays associated with building, opening, expanding and converting new or existing distribution centers; the impact of the SEC inquiry related to the restatement of certain of the Company's financial statements; and other risk factors discussed in our SEC filings, including in our most recent Annual Report on Form 10-K.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  Except as may be required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public disclosures or documents filed with the SEC.

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(In thousands)

	October 31, 2003	November 1, 2002	January 31, 2003
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 138,470	$ 37,101	$ 121,318
Merchandise inventories	1,373,200	1,249,120	1,123,031
Deferred income taxes	21,729	43,095	33,860
Other current assets	65,301	61,077	45,699
Total current assets	1,598,700	1,390,393	1,323,908

Property and equipment, at cost	1,667,438	1,581,427	1,577,823
Less accumulated depreciation and amortization	687,951	581,162	584,001

Net property and equipment	979,487	1,000,265	993,822

Other assets, net	11,007	20,506	15,423

Total assets	$ 2,589,194	$ 2,411,164	$ 2,333,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$ 17,295	$ 15,834	$ 16,209
Accounts payable	440,505	410,426	341,303
Accrued expenses and other	287,724	247,015	239,898
Income taxes payable	14,553	–	67,091

Total current liabilities	760,077	673,275	664,501

Long-term obligations	268,357	502,498	330,337
Deferred income taxes	59,100	45,040	50,247
Total liabilities	1,087,534	1,220,813	1,045,085

Shareholders’ equity:
Preferred stock	–	–	–
Common stock	168,415	166,691	166,670
Additional paid-in capital	363,767	313,023	313,269
Retained earnings	975,255	714,800	812,220
Accumulated other comprehensive loss	(1,206)	(1,382)	(1,349)
	1,506,231	1,193,132	1,290,810
Less other shareholders’ equity	4,571	2,781	2,742

Total shareholders’ equity	1,501,660	1,190,351	1,288,068

Total liabilities and shareholders’ equity	$ 2,589,194	$ 2,411,164	$ 2,333,153

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(In thousands, except per share amounts)

(Unaudited)

	13 Weeks Ended
	October 31, 2003	% of Net Sales	November 1, 2002	% of Net Sales

Net sales	$ 1,685,346	100.00%	$ 1,497,702	100.00%
Cost of goods sold	1,168,449	69.33	1,069,119	71.38
Gross profit	516,897	30.67	428,583	28.62

Selling, general and administrative	385,551	22.88	335,152	22.38
Insurance proceeds	–	–	(25,041)	(1.67)
Operating profit	131,346	7.79	118,472	7.91

Interest expense, net	7,976	0.47	11,537	0.77
Income before income taxes	123,370	7.32	106,935	7.14

Provision for taxes on income	45,467	2.70	38,365	2.56
Net income	$ 77,903	4.62%	$ 68,570	4.58%

Earnings per share:
Basic	$ 0.23		$ 0.21

Diluted	$ 0.23		$ 0.20

Weighted average shares:
Basic	335,411		333,227

Diluted	339,238		334,970

Dividends per share	$ 0.035		$ 0.032

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(In thousands, except per share amounts)

(Unaudited)

	39 Weeks Ended
	October 31, 2003	% of Net Sales	November 1, 2002	% of Net Sales

Net sales	$ 4,905,504	100.00%	$ 4,340,841	100.00%
Cost of goods sold	3,463,871	70.61	3,144,539	72.44
Gross profit	1,441,633	29.39	1,196,302	27.56

Selling, general and administrative	1,105,493	22.54	946,123	21.80
Insurance proceeds	–	–	(29,541)	(0.68)
Operating profit	336,140	6.85	279,720	6.44

Interest expense, net	25,286	0.51	33,306	0.77
Income before income taxes	310,854	6.34	246,414	5.67

Provision for taxes on income	112,683	2.30	89,554	2.06
Net income	$ 198,171	4.04%	$ 156,860	3.61%

Earnings per share:
Basic	$ 0.59		$ 0.47

Diluted	$ 0.59		$ 0.47

Weighted average shares:
Basic	334,175		332,986

Diluted	336,892		335,180

Dividends per share	$ 0.105		$ 0.096

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	39 Weeks Ended
	October 31, 2003	November 1, 2002
Cash flows from operating activities:
Net income	$ 198,171	$ 156,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,114	102,302
Deferred income taxes	20,912	68,424
Tax benefit from stock option exercises	10,780	2,278
Litigation settlement	–	(161,800)
Change in operating assets and liabilities:
Merchandise inventories	(250,169)	(118,097)
Other current assets	(19,602)	(2,774)
Accounts payable	99,202	87,963
Accrued expenses and other	49,039	10,105
Income taxes	(52,538)	(3,137)
Other	1,974	(14,124)
Net cash provided by operating activities	170,883	128,000

Cash flows from investing activities:
Purchase of property and equipment	(96,923)	(104,727)
Purchase of promissory notes	(49,582)	–
Proceeds from sale of property and equipment	195	379
Net cash used in investing activities	(146,310)	(104,348)

Cash flows from financing activities:
Net borrowings under revolving credit facilities	–	168,400
Repayments of long-term obligations	(11,808)	(393,378)
Payment of cash dividends	(35,136)	(31,972)
Proceeds from exercise of stock options	39,660	4,844
Other financing activities	(137)	4,030
Net cash used in financing activities	(7,421)	(248,076)

Net increase (decrease) in cash and cash equivalents	17,152	(224,424)
Cash and cash equivalents, beginning of period	121,318	261,525

Cash and cash equivalents, end of period	$ 138,470	$ 37,101

Supplemental schedule of noncash investing and financing activities:
Purchase of property and equipment under capital lease obligations	$ 551	$ 8,134

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Selected Additional Information

Sales by Category (in thousands)

(Unaudited)

	13 Weeks Ended			39 Weeks Ended
	October 31, 2003	November 1, 2002	% Change	October 31, 2003	November 1, 2002	% Change
Highly consumable	$ 1,076,913	$ 959,873	12.2%	$ 3,094,797	$ 2,703,617	14.5%
Seasonal	237,365	196,213	21.0%	737,952	627,303	17.6%
Home products	207,570	187,250	10.9%	614,746	566,634	8.5%
Basic clothing	163,498	154,366	5.9%	458,009	443,287	3.3%
Total sales	$ 1,685,346	$ 1,497,702	12.5%	$ 4,905,504	$ 4,340,841	13.0%

New Store Activity

(Unaudited)

	39 Weeks Ended
	October 31, 2003	November 1, 2002
Beginning store count	6,113	5,540
New store openings	601	575
Store closings	61	39
Net new stores	540	536
Ending store count	6,653	6,076
Total selling square footage (000’s)	44,998	41,011

Customer Transaction Data

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 31, 2003	November 1, 2002	October 31, 2003	November 1, 2002
Same-store customer transactions	+3.4%	+6.5%	+3.9%	+6.2%
Average customer purchase	$8.38	$8.31	$8.37	$8.33

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Disclosures
(In thousands, except per share amounts)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 31, 2003	November 1, 2002	October 31, 2003	November 1, 2002

Net Income and Earnings Per Share
Net income in accordance with GAAP	$ 77,903	$ 68,570	$ 198,171	$ 156,860
Restatement-related items in SG&A	2	783	371	5,406
Restatement-related insurance proceeds	-	(25,041)	-	(29,541)
Total restatement-related items	2	(24,258)	371	(24,135)
Tax effect	(13)	8,924	(146)	8,879
Total restatement-related items, net of tax	(11)	(15,334)	225	(15,256)
Net income, excluding restatement-related items	$ 77,892	$ 53,236	$ 198,396	$ 141,604

Weighted average diluted shares outstanding	339,238	334,970	336,892	335,180
Diluted earnings per share, excluding restatement-related items	$ 0.23	$ 0.16	$ 0.59	$ 0.42
Selling, General and Administrative Expenses
SG&A in accordance with GAAP	$ 385,551	$ 335,152	$ 1,105,493	$ 946,123
Less restatement-related items	2	783	371	5,406
SG&A, excluding restatement-related items	$ 385,549	$ 334,369	$ 1,105,122	$ 940,717

SG&A, excluding restatement-related items, % to sales	22.9%	22.3%	22.5%	21.7%

Operating Profit Margin
Operating profit in accordance with GAAP	$ 131,346	$ 118,472	$ 336,140	$ 279,720
Restatement-related items	2	(24,258)	371	(24,135)
Operating profit, excluding restatement-related items	$ 131,348	$ 94,214	$ 336,511	$ 255,585

Operating profit, excluding restatement-related items, % to sales	7.8%	6.3%	6.9%	5.9%

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Non-GAAP Disclosures

Return on Invested Capital  (Unaudited) (a)

($ in thousands, except per share amounts)	52 Weeks Ended October 31, 2003		52 Weeks Ended November 1, 2002
Net income:
39 weeks ended third quarter 2003 and 2002		$ 198,171		$ 156,860
13 weeks ended fourth quarter 2002 and 2001		108,086		97,443
52 weeks ended third quarter 2003 and 2002		306,257		254,303
Interest expense, net:
39 weeks ended third quarter 2003 and 2002	$ 25,286		$ 33,306
13 weeks ended fourth quarter 2002 and 2001	9,333		10,752
52 weeks ended third quarter 2003 and 2002	34,619		44,058
Interest expense, net of tax		22,131		28,112
Rent expense:
39 weeks ended third quarter 2003 and 2002	182,192		158,444
13 weeks ended fourth quarter 2002 and 2001	57,900		46,961
52 weeks ended third quarter 2003 and 2002	240,092		205,405
Rent expense, net of tax (52 weeks)		153,486		131,064
Return, net of tax (52 weeks)		$ 481,874		$ 413,479

Restatement-related items, net of tax:
39 weeks ended third quarter 2003 and 2002	225		(15,256)
13 weeks ended fourth quarter 2002 and 2001	1,183		6,526
52 weeks ended third quarter 2003 and 2002	1,408	1,408	(8,730)	(8,730)
Return, net of tax, excluding restatement-related items (52 weeks)		$ 483,282		$ 404,749
Invested Capital: Average long-term obligations (b)	$ 356,499		$ 649,108
Average shareholders’ equity (c)	1,343,994		1,081,049
Average rent expense multiplied by eight (d)	1,781,988		1,539,496
Invested capital		$ 3,482,481		$ 3,269,653
Return on invested capital		13.8%		12.6%
Return on invested capital, excluding restatement-related items		13.9%		12.4%

(a)

The Company believes that the most directly comparable ratio calculated solely using GAAP measures is the ratio of net income to the sum of average long-term obligations, including current portion, and average shareholders’ equity.  This ratio was 18.0% and 14.7% for the 52 weeks ended October 31, 2003, and November 1, 2002, respectively.

(b)

Average long-term obligations is equal to the average long-term obligations, including current portion, measured at the end of each of the last five fiscal quarters.

(c)

Average shareholders’ equity is equal to the average shareholders’ equity measured at the end of each of the last five fiscal quarters.

(d)

Average rent expense is computed using a rolling 2-year period. Average rent expense is multiplied by a factor of eight to capitalize operating leases in the determination of pretax invested capital. This is a conventional methodology utilized by credit rating agencies and investment bankers.

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Non-GAAP Disclosures

Return on Assets (Unaudited)

($ in thousands, except per share amounts)	52 Weeks Ended October 31, 2003		52 Weeks Ended November 1, 2002
Net income:
39 weeks ended third quarter 2003 and 2002		$ 198,171		$ 156,860
13 weeks ended fourth quarter 2002 and 2001		108,086		97,443
52 weeks ended third quarter 2003 and 2002		306,257		254,303

Restatement-related items, net of tax:
39 weeks ended third quarter 2003 and 2002	225		(15,256)
13 weeks ended fourth quarter 2002 and 2001	1,183		6,526
52 weeks ended third quarter 2003 and 2002	1,408	1,408	(8,730)	(8,730)
Net Income, excluding restatement-related items (52 weeks)		$ 307,665		$ 245,573

Average Assets (a)		$ 2,410,972		$ 2,457,355

Return on Assets		12.7%		10.3%
Return on Assets, excluding restatement-related items		12.8%		10.0%

(a)

Average assets is equal to the average total assets measured at the end of each of the last five fiscal quarters.

###